                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                             -----------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS            60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
             ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             -----------------------

                               D.C. HOLDCO, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                               95-4545390
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


500 SOUTH BUENA VISTA STREET
BURBANK, CALIFORNIA                                    91521-0684
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                      ------------------------------------
                             THE WALT DISNEY COMPANY
              (EXACT NAME OF GUARANTOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                               95-0684440
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)


500 SOUTH BUENA VISTA STREET                           91521-0684
BURBANK, CALIFORNIA                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------
                          SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of November, 1995.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,

               BY   /S/ JOHN R. PRENDIVILLE
                    JOHN R. PRENDIVILLE
                    VICE PRESIDENT



     *Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the
     Registration Statement on Form S-3 of The CIT Group Holdings, Inc. filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       November 14, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture among D.C. Holdco, Inc., as obligor, The Walt Disney Company, as guarantor, and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO

                         BY   /S/ JOHN R. PRENDIVILLE
                              JOHN R. PRENDIVILLE
                              VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago                Call Date: 06/30/95  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                                 Page RC-1
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                  C400         (-
                                                                                 DOLLAR AMOUNTS IN             ---------     -------
                                                                                    THOUSANDS           RCFD   BIL MIL THOU
                                                                                 -----------------      ----   ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . . .                              0081    3,184,875     1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . .                              0071    8,932,069     1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . . .                              1754      249,502     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . . .                              1773      536,856     2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . . . .                              0276    2,897,736     3.a.
    b. Securities purchased under agreements to resell . . . . . . . . . .                              0277    1,417,129     3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       RCFD 2122 16,567,408                         4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . . .       RCFD 3123    358,877                         4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . .       RCFD 3128       0                            4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . .                              2125   16,208,531     4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . . . . . . . . .                              3545   13,486,931     5.
6.  Premises and fixed assets (including capitalized leases) . . . . . . .                              2145      516,279     6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . .                              2150       11,216     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . .                              2130       12,946     8.
9.  Customers' liability to this bank on acceptances outstanding . . . . .                              2155      501,943     9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . .                              2143      111,683    10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . . .                              2160    1,258,270    11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . . .                              2170   49,325,966    12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     The First National Bank of Chicago                Call Date:   06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                                  Page RC-2
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                                             DOLLAR AMOUNTS IN
                                                                                THOUSANDS                     BIL MIL THOU
                                                                             -----------------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) . . . . . . . . . . . . . . . . . . .                           RCON 2200   14,889,235   13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . . . .     RCON 6631  5,895,584                           13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . .     RCON 6636  8,993,651                           13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II). . . . . . . . . . . . . . . .                           RCFN 2200   13,289,760   13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . . . . . .     RCFN 6631    315,549                           13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . .     RCFN 6636 12,974,211                           13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . . . . .                           RCFD 0278    2,942,186   14.a.
    b. Securities sold under agreements to repurchase. . . . . . . . . .                           RCFD 0279    1,160,512   14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . . . .                           RCON 2840      112,768   15.a.
    b. Trading Liabilities.................................................                        RCFD 3548    7.872,221   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . . . . .                           RCFD 2332    2,402,829   16.a.
    b. With original  maturity of more than one year . . . . . . . . . .                           RCFD 2333      643,987   16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2910      278,108   17.
18. Bank's liability on acceptance executed and outstanding. . . . . . .                           RCFD 2920      501,943   18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . . . .                           RCFD 3200    1,225,000   19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . .                           RCFD 2930      981,938   20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . . . . .                           RCFD 2948   46,300,487   21.
22. Limited-Life preferred stock and related surplus . . . . . . . . . .                           RCFD 3282        0       22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . . . . .                           RCFD 3838         0      23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230      200,858   24.
25. Surplus (exclude all surplus related to preferred stock) . . . . . .                           RCFD 3839    2,314,642   25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . .                           RCFD 3632      510,093   26.a.b.
    b. Net unrealized holding gains (losses) on available-for-sale
      securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 8434         (880)  26.b.
27. Cumulative foreign currency translation adjustments. . . . . . . . .                           RCFD 3284          766   27.
28. Total equity capital (sum of items 23 through 27). . . . . . . . . .                           RCFD 3210    3,025,479   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . . . . . . . . . .                           RCFD 3300   49,325,966   29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes
    the most comprehensive level of auditing work performed for the bank by independent external              Number
                                                                                                        ----------------
    auditors as of any date during 1993. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 6724   N/A        M.1.
                                                                                                        -----------------

1 = Independent audit of the bank conducted in accordance            4. = Directors' examination of the bank performed by
    with generally accepted auditing standards by a                       other external auditors (may be required by state
    certified public accounting firm which submits a                      chartering authority)
    report on the bank
2 = Independent audit of the bank's parent holding company           5  = Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing              external auditors
    standards by a certified public accounting firm which            6  = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                  external auditors
    (but not on the bank separately)                                 7  = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in                       work)
    accordance with generally accepted auditing standards            8  = No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.